Exhibit 99.1

CURBLINE

CURBLINE PROPERTIES

1Q26 QUARTERLY FINANCIAL SUPPLEMENT

QUARTER ENDED MARCH 31, 2026

CAVA
CAVA
PARIS BAGUETTE
CAVA

RECENT ACQUISITION
Southbrook Station
LEANDER, TEXAS

CURBLINE PROPERTIES 1Q26 QUARTERLY FINANCIAL SUPPLEMENT QUARTER ENDED March 31, 2026 Recent Acquisition Southbrook Station, LEANDER, TEXAS

CURBLINE PROPERTIES
COMPANY & PORTFOLIO OVERVIEW

$2.7B
EQUITY MARKET CAPITALIZATION

190
PROPERTIES

5.0M
OWNED GLA

RETAILER MIX

29%
LOCAL
71%
NATIONAL

SHOP-TO-ANCHOR RATIO

5%
ANCHOR
27K SF
AVERAGE ASSET SIZE
95%
SHOP

THE CURBLINE PORTFOLIO
$122K AVERAGE HOUSEHOLD INCOME

12%
MIDWEST & NORTHEAST
10%
MID-ATLANTIC
12%
WEST COAST
38%
SOUTHEAST
27%
SOUTHWEST, MOUNTAIN & TEXAS

TOP 5 MSAs

All figures as of March 31, 2026.
All percentages are of ABR.
Totals may not sum due to rounding.

CURB
LISTED
NYSE

INVESTOR RELATIONS
Email: ir@curbline.com
Website: ir.curbline.com

ADDRESS
New York, NY
320 Park Avenue, 27th Floor
New York, NY 10022

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX
Toll Free: (833) 610-0761
Phone: (216) 755-6200
eFax: (216) 274-9711

CURBLINE

CURBLINE PROPERTIES COMPANY & PORTFOLIO OVERVIEW Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. $2.7B MARKET CAPITALIZATION 190 PROPERTIES 5.0M GLA THE CURBLINE PORTFOLIO $122K AVERAGE HOUSEHOLD INCOME TOP 5 MSAs by ABR ATLANTA 11% MIAMI 11% PHOENIX 7% HOUSTON 7% ORLANDO 6% THE CURBLINE PORTFOLIO SOUTHEAST 38% SOUTHWEST MOUNTAIN & TEXAS 27% MID-ATLANTIC 10% MIDWEST & NORTHEAST 12% WEST COAST 12% RETAILER MIX LOCAL 29% NATIONAL 71% PROPERTY COMPOSITION ANCHOR 5% SHOP 95% AVERAGE ASSET SIZE 27K SF CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: ir.curbline.com 323 Park Avenue, 27th Floor, New York, NY 10022 3300 Enterprise Pkwy Beachwood, OH 44122 o:216-755-6200 f:216-274-9711 w: curbline.com • NYSE:CURB CURB LISTED NYSE

Curbline Properties Corp.

For Immediate Release
Curbline Properties Reports First Quarter 2026 Results

New York, New York, April 28, 2026 – Curbline Properties Corp. (NYSE: CURB) (the “Company” or “Curbline”), an owner of convenience centers in suburban, high household income communities, announced today operating results for the quarter ended March 31, 2026. First quarter net income attributable to Curbline was $3.6 million, or $0.03 per diluted share, as compared to net income of $10.6 million, or $0.10 per diluted share, in the year-ago period.

“Curbline’s first quarter results highlight the Company’s strong start to the year with over $140 million of acquisitions, an acceleration in same-property NOI growth from the fourth quarter to 4.8%, and almost $500 million of private placement notes and common equity funded or raised. Given the Company’s outperformance year-to-date, along with a growing investment pipeline, Curbline is raising its full year investment target and OFFO guidance range,” commented David R. Lukes, President and Chief Executive Officer. “Looking forward, we believe Curbline remains uniquely positioned for growth given its differentiated investment focus, the leasing economics of the Company’s property type, and its balance sheet.”

Results for the First Quarter

•
First quarter net income attributable to Curbline was $3.6 million, or $0.3 per diluted share, as compared to net income of $10.6 million, or $0.10 per diluted share, in the year-ago period. The decrease year-over-year was primarily due to a decrease in interest income, an increase in interest expense and an increase in depreciation and amortization expense, partially offset by the impact from asset acquisitions and related increase in net operating income.
•
First quarter operating funds from operations attributable to Curbline (“Operating FFO” or “OFFO”) was $29.9 million, or $0.28 per diluted share, compared to $25.1 million, or $0.24 per diluted share, in the year-ago period. The increase year-over-year was primarily due to the impact from asset acquisitions and related increase in net operating income, partially offset by a decrease in interest income and an increase in interest expense.

Significant First Quarter Activity and Recent Activity

•
During the first quarter, acquired 14 convenience shopping centers for an aggregate price of $142.4 million.
•
In January, funded the remaining $172.0 million of the $200.0 million 2026 senior unsecured notes which the Company agreed to sell in November 2025.
•
In February, sold 9.2 million shares of common stock on a forward basis at a public offering price of $25.50 per share before issuance costs, generating expected gross proceeds before issuance costs of $234.6 million with no shares settled to date.
•
During the first quarter and second quarter to date, sold 2.6 million shares of common stock on a forward basis under its ATM Continuous Equity Program for expected gross proceeds of $61.0 million, with no shares settled to date.
•
In the second quarter to date, acquired eight convenience shopping centers for an aggregate price of $93.8 million.
•
As of March 31, 2026, adjusted for forward equity sales completed year to date, the Company had $676.9 million of cash and capital commitments for future acquisitions, including $305.8 million of cash and $371.1 million of gross proceeds from unsettled forward equity sales.

Key Quarterly Operating Results

•
Reported an increase of 4.8% in same-property net operating income (“SPNOI”) for the three-month period ended March 31, 2026 compared to March 31, 2025.
•
Generated cash new leasing spreads of 20.2% and cash renewal leasing spreads of 7.1%, for the trailing twelve-month period ended March 31, 2026 and cash new leasing spreads of 33.5% and cash renewal leasing spreads of 5.9% for the first quarter of 2026.

•
Generated straight-lined new leasing spreads of 35.9% and straight-lined renewal leasing spreads of 17.1%, for the trailing twelve-month period ended March 31, 2026 and straight-lined new leasing spreads of 55.9% and straight-lined renewal leasing spreads of 14.7% for the first quarter of 2026.
•
Reported a leased rate of 96.3% at March 31, 2026 compared to 96.7% at December 31, 2025 and 96.0% at March 31, 2025.
•
As of March 31, 2026, the Signed Not Opened spread was 220 basis points, representing $8.1 million of annualized base rent.

2026 Guidance

The Company has updated its guidance for net income attributable to Curbline for 2026 to be from $0.29 to $0.36 per diluted share and Operating FFO to be from $1.20 to $1.23. The Company does not include a projection of gains or losses on asset sales, transaction costs or debt extinguishment costs in guidance.

Reconciliation of Net Income Attributable to Curbline to FFO and Operating FFO estimates:

	FY 2026E (prior) Per Share — Diluted	FY 2026E (revised) Per Share — Diluted
Net income attributable to Curbline	$0.32 — $0.40	$0.29 — $0.36
Depreciation and amortization of real estate, net	0.85 — 0.81	0.90 — 0.86
FFO attributable to Curbline (NAREIT)	$1.17 — $1.21	$1.19 — $1.22
Transaction and other costs, net (reported actual)	N/A	0.01
Operating FFO attributable to Curbline	$1.17 — $1.21	$1.20 — $1.23

About Curbline Properties

Curbline Properties is an owner and manager of convenience shopping centers positioned on the curbline of well-trafficked intersections and major vehicular corridors in suburban, high household income communities. The Company is a self-managed real estate investment trust (“REIT”) that is publicly traded under the ticker symbol “CURB” on the NYSE. Additional information about the Company is available at curbline.com. To be included in the Company’s e-mail distributions for press releases and other investor news, please click here.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call today at 8:00 a.m. Eastern Time. To participate with access to the slide presentation, please visit the Investor Relations portion of Curbline's website, ir.curbline.com, or for audio only, dial 800-715-9871 (U.S.) or 646-307-1963 (international) using pass code 6823859 at least ten minutes prior to the scheduled start of the call. The call will also be webcast and available in a listen-only mode on Curbline's website at ir.curbline.com. If you are unable to participate during the live call, a replay of the conference call will also be available at ir.curbline.com for further review. You may also access the telephone replay by dialing 800-770-2030 or 609-800-9909 (international) using passcode 6823859 through May 5, 2026. Copies of the Company’s supplemental package and earnings slide presentation are available on the Company’s website.

Non-GAAP Measures and Other Operational Metrics

Funds from Operations (“FFO”) is a supplemental non-GAAP financial measure used as a standard in the real estate industry and is a widely accepted measure of REIT performance. The Company believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT, more appropriately measure the core operations of the Company, and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”)), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT. The Company calculates Operating FFO as FFO excluding certain non-operating charges, income and gains/losses. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains/losses to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs and certain transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same-property basis (“SPNOI”). The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SPNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP, as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity. Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures have been provided herein.

The Company calculates Cash Leasing Spreads by comparing the prior tenant's annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease. Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease. For both Cash and Straight-Lined Leasing Spreads, the reported calculation excludes first generation units and spaces vacant at the time of acquisition and includes all leases for spaces vacant greater than twelve months along with split and combination deals.

Safe Harbor

Curbline Properties Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact, including statements regarding the Company’s projected operational and financial performance, strategy, prospects and plans, may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, changes in the economic performance and value of the Company’s properties as a result of broad economic and local conditions, such as inflation, interest rate volatility and market reaction to tariffs and other trade policies; changes in local conditions such as an increase or decrease in the supply of, or demand for, retail real estate space in our geographic markets; the impact of changes in consumer trends, distribution channels, suburban population, retailing practices and the space needs of tenants; our dependence on rental income which depends on the successful operations and financial condition of tenants, the loss of which, including as a result of store closures or bankruptcy, could result in significant occupancy loss and negatively impact rental income from our properties; our ability to enter into new leases and renew existing leases, in each case, on favorable terms; our ability to identify, acquire, construct or develop additional properties that produce the cash flows that we expect and may be limited by competitive pressures, and our ability to manage our growth effectively and capture the efficiencies of scale that we expect from expansion; potential environmental liabilities; our ability to secure debt and equity financing on commercially acceptable terms or at all; the illiquidity of real estate investments which could limit our ability to make changes to our portfolio to respond to economic or other conditions; property damage, expenses related thereto and other business and economic consequences (including the potential loss of rental revenues) resulting from natural disasters, public health crises and weather-related factors in locations where we own properties, the ability to estimate accurately the amounts thereof and the sufficiency and timing of any insurance recovery payments related to such damages; any change in strategy; the effect of future offerings of debt and equity securities on the value of our common stock; any disruption, failure or breach of the networks or systems on which the Company relies, including as a result of cyber-attacks; impairment in the value of real estate property that we own; changes in tax laws impacting REITs and real estate in general, as well as our ability to maintain our REIT status; our ability to retain and attract key management personnel; and the finalization of the financial statements for the quarter ended March 31, 2026. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s most recent Annual Report on Form 10-K under “Item 1A. Risk Factors” and our subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Curbline Properties Corp.

Income Statement

	in thousands, except per share
		1Q26	1Q25
	Revenues:
	Rental income (1)	$57,671	$38,438
	Other property revenues	316	257
		57,987	38,695
	Expenses:
	Operating and maintenance	7,808	5,402
	Real estate taxes	7,276	4,821
		15,084	10,223

	Net operating income	42,903	28,472

	Other income (expense):
	Interest expense	(7,888)	(567)
	Interest income	2,908	5,653
	Depreciation and amortization	(25,659)	(14,463)
	General and administrative (2)	(9,623)	(8,928)
	Other income (expense), net (3)	996	458
	Gain on disposition of real estate, net	0	42
	Income before taxes	3,637	10,667
	Tax expense	(69)	(105)
	Net income	3,568	10,562
	Non-controlling interests	(5)	(12)
	Net income attributable to Curbline	$3,563	$10,550

	Weighted average shares – Basic – EPS	105,085	104,912
	Assumed conversion of diluted securities	1,299	225
	Weighted average shares – Diluted – EPS	106,384	105,137

	Earnings per share of common stock – Basic	$0.03	$0.10
	Earnings per share of common stock – Diluted	$0.03	$0.10

(1)	Rental income:
	Minimum rents	$36,157	$23,229
	Ground lease minimum rents	3,865	3,204
	Straight-line rent, net	1,230	661
	Amortization of (above)/below-market rent, net	1,677	930
	Percentage and overage rent	134	93
	Recoveries	14,779	9,450
	Uncollectible revenue	(418)	(219)
	Ancillary and other rental income	247	236
	Lease termination fees	0	854

(2)	SITE SSA gross up	($1,763)	($631)

(3)	Other income (expense), net:
	Transaction costs	($767)	($173)
	SITE SSA gross up	1,763	631

Curbline Properties Corp.

Reconciliation: Net Income to FFO and Operating FFO

and Other Financial Information

in thousands, except per share
	1Q26	1Q25
Net income attributable to Curbline	$3,563	$10,550
Depreciation and amortization of real estate, net of non-controlling interests	25,617	14,446
Gain on disposition of real estate, net of non-controlling interests	0	(42)
FFO attributable to Curbline	$29,180	$24,954
Transaction costs, net of non-controlling interests	765	173
Operating FFO attributable to Curbline	$29,945	$25,127

Weighted average shares & units – Basic: FFO & OFFO	105,085	104,912
Assumed conversion of dilutive securities	1,299	225
Weighted average shares & units – Diluted: FFO & OFFO	106,384	105,137

FFO per share – Basic	$0.28	$0.24
FFO per share – Diluted	$0.27	$0.24
Operating FFO per share – Basic	$0.28	$0.24
Operating FFO per share – Diluted	$0.28	$0.24

Capital expenditures and certain non-cash items:
Maintenance capital expenditures	$381	$10
Tenant allowances and landlord work, net	1,870	802
External leasing commissions, net	453	479
Loan cost amortization	(573)	(253)
Stock compensation expense	(2,971)	(3,594)

Curbline Properties Corp.

Balance Sheet

	$ in thousands

		1Q26	4Q25
	Assets:
	Land	$802,068	$759,267
	Buildings	1,389,994	1,304,288
	Fixtures and tenant improvements	111,983	107,013
		2,304,045	2,170,568
	Accumulated depreciation	(223,132)	(209,429)
		2,080,913	1,961,139
	Construction in progress and land	34,914	27,355
	Real estate, net	2,115,827	1,988,494

	Cash	305,778	289,553
	Receivables and straight-line rents (1)	24,156	22,514
	Amounts receivable from SITE Centers	15,930	21,457
	Intangible assets, net (2)	140,022	137,513
	Other assets, net (3)	19,386	10,259
	Total Assets	2,621,099	2,469,790

	Liabilities and Equity:
	Revolving credit facilities	0	0
	Unsecured debt	595,503	423,239
		595,503	423,239
	Dividends payable	18,922	20,872
	Other liabilities (4)	107,407	112,209
	Total Liabilities	721,832	556,320

	Common stock	1,055	1,054
	Paid-in capital	1,956,479	1,958,845
	Distributions in excess of net income	(60,514)	(46,100)
	Accumulated comprehensive loss	(2,841)	(4,606)
	Non-controlling interest	5,088	4,277
	Total Equity	1,899,267	1,913,470

	Total Liabilities and Equity	$2,621,099	$2,469,790

(1)	Straight-line rents (including fixed CAM), net	$15,175	$13,929

(2)	Below-market leases (as lessee), net	14,771	14,788

(3)	Acquisition escrow deposits	9,541	3,258

(4)	Below-market leases, net	67,689	66,698

Curbline Properties Corp.

Reconciliation of Net Income Attributable to Curbline to Same-Property NOI

$ in thousands
	1Q26	1Q25
GAAP Reconciliation:
Net income attributable to Curbline	$3,563	$10,550
Interest expense	7,888	567
Interest income	(2,908)	(5,653)
Depreciation and amortization	25,659	14,463
General and administrative	9,623	8,928
Other expense (income), net	(996)	(458)
Gain on disposition of real estate, net	0	(42)
Tax expense	69	105
Non-controlling interests	5	12
Total Curbline NOI	42,903	28,472
Less: Non-Same Property NOI	(15,901)	(2,705)
Total Same-Property NOI	$27,002	$25,767

Total Curbline NOI % Change	50.7%
Same-Property NOI % Change	4.8%

Curbline Properties Corp.

Portfolio Summary

			3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Quarterly Operational Overview
Properties			190	176	162	125	107

Owned GLA			4,559	4,323	3,984	3,212	2,933
Ground lease GLA			481	477	488	477	452
Total GLA			5,040	4,800	4,472	3,689	3,385

Base Rent PSF			$34.91	$34.52	$34.38	$35.26	$35.14
Commenced Rate			94.1%	94.1%	93.9%	93.5%	93.5%
Leased Rate			96.3%	96.7%	96.7%	96.1%	96.0%

Quarterly SPNOI			4.8%	1.5%	2.6%	6.2%	2.5%

TTM New Leasing (GLA in 000's)			105	128	115	73	94
TTM Renewals (GLA in 000's)			328	286	264	216	253
TTM Total Leasing (GLA in 000's)			433	414	379	289	347

TTM Cash New Rent Spreads			20.2%	19.4%	20.2%	15.3%	27.8%
TTM Cash Renewal Rent Spreads			7.1%	8.0%	9.1%	8.5%	10.5%
TTM Cash Blended New and Renewal Rent Spreads			10.3%	11.5%	12.6%	10.4%	14.2%

TTM Straight-Lined New Rent Spreads			35.9%	34.6%	36.2%	33.0%	47.7%
TTM Straight-Lined Renewal Rent Spreads			17.1%	18.3%	19.0%	18.1%	21.2%
TTM Straight-Lined Blended New and Renewal Rent Spreads			21.7%	23.4%	24.5%	22.4%	26.9%

Top 20 MSAs

	MSA	Properties	GLA	% of GLA	ABR	% of ABR	ABR PSF
1	Atlanta-Sandy Springs-Roswell, GA	28	648	12.9%	$18,180	11.0%	$29.69
2	Miami-Fort Lauderdale-West Palm Beach, FL	8	504	10.0%	18,112	11.0%	$37.34
3	Phoenix-Mesa-Scottsdale, AZ	14	312	6.2%	12,102	7.3%	$39.87
4	Houston-The Woodlands-Sugar Land, TX	11	324	6.4%	11,905	7.2%	$39.55
5	Orlando-Kissimmee-Sanford, FL	5	236	4.7%	9,406	5.7%	$41.10
6	San Francisco-Oakland-Hayward, CA	3	141	2.8%	6,741	4.1%	$57.15
7	Jacksonville, FL	7	235	4.7%	6,270	3.8%	$28.68
8	Charlotte-Concord-Gastonia, NC-SC	8	241	4.8%	5,802	3.5%	$25.50
9	Denver-Aurora-Lakewood, CO	8	161	3.2%	5,572	3.4%	$37.73
10	Tampa-St. Petersburg-Clearwater, FL	5	128	2.5%	4,459	2.7%	$38.51
11	Los Angeles-Long Beach-Anaheim, CA	3	119	2.4%	4,165	2.5%	$38.50
12	Colorado Springs, CO	3	139	2.8%	3,942	2.4%	$33.18
13	Sacramento-Roseville-Arden-Arcade, CA	3	104	2.1%	3,867	2.3%	$39.93
14	Dallas-Fort Worth-Arlington, TX	3	127	2.5%	3,516	2.1%	$31.18
15	Austin-Round Rock, TX	3	100	2.0%	3,515	2.1%	$36.12
16	Cleveland-Elyria, OH	4	92	1.8%	3,200	1.9%	$36.47
17	Columbus, OH	2	82	1.6%	2,994	1.8%	$36.39
18	Washington-Arlington-Alexandria, DC-VA-MD-WV	4	59	1.2%	2,792	1.7%	$47.57
19	Chicago-Naperville-Elgin, IL-IN-WI	7	109	2.2%	2,628	1.6%	$25.14
20	Trenton, NJ	1	62	1.2%	1,903	1.2%	$30.64
	Other	60	1,117	22.2%	34,024	20.6%	$32.66
	Total	190	5,040	100.0%	$165,095	100.0%	$34.91

Note: $ and GLA in thousands except property count and base rent PSF.

Curbline Properties Corp.

Capital Structure

$, shares and units in thousands, except per share

	March 31, 2026	December 31, 2025
Market Value Per Share	$25.79	$23.21

Common Stock	105,538	105,368
Common Units	40	29
Total Common Stock and Units	105,578	105,397

Total Equity Market Capitalization	$2,722,857	$2,446,264

Unsecured Revolver	0	0
Unsecured Term Loans	250,000	250,000
Unsecured Notes Payable	350,000	178,000
Total Debt	600,000	428,000
Less: Cash(1)	305,778	289,553
Net Debt	294,222	138,447

Total Enterprise Value	$3,017,079	$2,584,711

(1) Excludes $9.5 million and $3.3 million of acquisition escrow deposits as of March 31, 2026 and December 31, 2025, respectively.

Unsecured Debt Covenants
Consolidated Outstanding Indebtedness Net of Restricted Cash	595,503	423,239
Consolidated Market Value	2,871,387	2,707,669
Consolidated Outstanding Indebtedness Ratio	21%	16%
Covenant	60%	60%

Consolidated Secured Indebtedness Net of Restricted Cash Collateral	0	0
Consolidated Market Value	2,871,387	2,707,669
Consolidated Secured Indebtedness Ratio	0%	0%
Covenant	35%	35%

Value of Unencumbered Assets	2,871,387	2,707,669
Consolidated Outstanding Unsecured Indebtedness Net of Restricted Cash	595,503	423,239
Unencumbered Asset Ratio	4.8X	6.4X
Covenant	1.7X	1.7X

Consolidated Cash Flow	134,132	124,779
Fixed Charges	18,458	11,400
Fixed Charge Ratio	7.3X	10.9X
Covenant	1.5X	1.5X

Unencumbered Adjusted NOI	120,969	112,286
Consolidated Unsecured Interest Expense	17,693	10,669
Unencumbered NOI Coverage Ratio	6.8X	10.5X
Covenant	1.8X	1.8X

Credit Ratings (Outlook)
Fitch	BBB (Stable)	BBB (Stable)

Curbline Properties Corp.

Debt Detail

$ in thousands
	Balance	Maturity Date(1)	Interest Rate(2)
Bank Debt
Unsecured Revolver ($400m)	$0	Sep-29	SOFR+0.85%
Unsecured Term Loan ($100m)	100,000	Oct-29	4.53%
Unsecured Term Loan ($150m)	150,000	Jan-31	4.61%
	$250,000
Unsecured Debt
Unsecured Notes - 2030	100,000	Sep-30	5.58%
Unsecured Notes - 2031	50,000	Jan-31	5.06%
Unsecured Notes - 2032	50,000	Sep-32	5.79%
Unsecured Notes - 2033	150,000	Jan-33	5.31%
	$350,000

Subtotal Debt	$600,000		5.07%
Unamortized Loan Costs, Net	(4,497)
Total Debt	$595,503

Maturity Schedule(1)	Secured	Unsecured	Total	Interest Rate(2)
2026	$0	$0	$0	-
2027	0	0	0	-
2028	0	0	0	-
2029	0	100,000	100,000	4.53%
2030	0	100,000	100,000	5.58%
2031	0	200,000	200,000	4.72%
2032	0	50,000	50,000	5.79%
2033	0	150,000	150,000	5.31%
2034 and beyond	0	0	0	-
Total	$0	$600,000	$600,000	5.07%

(1) Maturity dates assumed all borrower extension options are exercised.
(2) Rate excludes loan fees and unamortized loan costs. Interest rates are shown at hedged all-in rates where applicable.

Curbline Properties Corp.

Same Property Metrics

	Same-Property Net Operating Income(1)
	Quarterly Same-Property NOI
	1Q26	1Q25	Change

Same Property - Leased rate	96.2%	96.0%	0.2%
Same Property - Commenced rate	93.7%	93.5%	0.2%

Revenues:
Minimum rents	$26,656	$25,761
Recoveries	9,172	9,053
Uncollectible revenue	(105)	(221)
Percentage and overage rents	134	93
Ancillary and other rental income	488	490
	36,345	35,176	3.3%
Expenses:
Operating and maintenance	(4,727)	(4,906)
Real estate taxes	(4,616)	(4,503)
	(9,343)	(9,409)	(0.7%)
Total Comparable SPNOI	$27,002	$25,767	4.8%

Non-Same Property NOI	15,901	2,705
Total Curbline NOI	$42,903	$28,472	50.7%

Same Property NOI Operating Margin	74.3%	73.3%
Same Property NOI Recovery Rate	98.2%	96.2%

(1) See the definition in the Notable Accounting Policies and Non-GAAP Measures section and the GAAP reconciliation on page 8.

Curbline Properties Corp.

Leasing Summary

Leasing Activity										Net Effective Rents
	Comparable Pool					Total Pool						CapEx PSF
	Count	GLA	ABR PSF	Cash	Straight- lined	Count	GLA	ABR PSF	Term	GLA	ABR PSF	TA & LL	LC	Total	NER PSF	Term
New Leases
1Q26	5	10,377	$41.95	33.5%	55.9%	10	16,768	$39.10	9.1	15,538	$42.67	$4.46	$2.44	$6.90	$35.77	9.1
4Q25	10	20,651	$35.67	12.6%	26.2%	16	32,547	$36.66	8.1	29,944	$39.31	$5.26	$2.19	$7.45	$31.86	7.9
3Q25	16	49,186	$38.60	26.9%	39.7%	23	66,684	$37.20	9.7	29,063	$40.72	$4.24	$1.89	$6.13	$34.59	9.3
2Q25	11	24,543	$44.01	10.6%	29.5%	16	45,881	$40.03	11.6	26,845	$48.45	$4.43	$2.85	$7.28	$41.17	9.0
	42	104,757	$39.62	20.2%	35.9%	65	161,880	$38.09	9.8	101,390	$42.65	$4.63	$2.32	$6.95	$35.70	8.8

Renewals
1Q26	52	127,791	$33.14	5.9%	14.7%	52	127,791	$33.14	5.2	127,791	$34.46	$0.00	$0.00	$0.00	$34.46	5.2
4Q25	33	67,446	$37.32	4.7%	15.2%	33	67,446	$37.32	5.3	67,446	$39.33	$0.09	$0.00	$0.09	$39.24	5.3
3Q25	33	86,417	$34.88	10.3%	20.5%	33	86,417	$34.88	6.7	86,417	$37.20	$0.37	$0.14	$0.51	$36.69	6.7
2Q25	25	46,199	$34.47	8.3%	20.0%	26	47,599	$35.53	5.3	46,199	$36.53	$0.00	$0.00	$0.00	$36.53	5.5
	143	327,853	$34.65	7.1%	17.1%	144	329,253	$34.80	5.6	327,853	$36.48	$0.12	$0.04	$0.16	$36.32	5.7

New + Renewals
1Q26	57	138,168	$33.80	7.9%	17.8%	62	144,559	$33.83	5.7	143,329	$35.35	$0.78	$0.43	$1.21	$34.14	5.6
4Q25	43	88,097	$36.94	6.4%	17.6%	49	99,993	$37.11	6.2	97,390	$39.33	$2.15	$0.87	$3.02	$36.31	6.1
3Q25	49	135,603	$36.23	16.2%	27.4%	56	153,101	$35.89	8.0	115,480	$38.08	$1.60	$0.69	$2.29	$35.79	7.4
2Q25	36	70,742	$37.78	9.2%	23.9%	42	93,480	$37.74	8.4	73,044	$40.91	$2.17	$1.39	$3.56	$37.35	6.8
	185	432,610	$35.85	10.3%	21.7%	209	491,133	$35.88	7.0	429,243	$37.93	$1.55	$0.76	$2.31	$35.62	6.4

Leasing Spreads

•
Cash Leasing Spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the prior lease to the executed tenant’s annual base rent in the first year of the executed lease.
•
Straight-Lined Leasing Spreads are calculated by comparing the prior tenant’s average base rent over the prior lease term to the executed tenant’s average base rent over the term of the executed lease.
•
Both Cash and Straight-Lined Leasing spreads include leases vacant greater than twelve months along with split and combination deals and exclude first generation units and units vacant at the time of acquisition.

Net Effective Rents

•
Net effective rents are calculated as the weighted average base rent per rentable square foot over the lease term less all costs associated with leasing the space including landlord work which represents property level improvements associated with the lease transaction. Excludes first generation space.

Curbline Properties Corp.

Lease Expiration Schedule

$ and GLA in thousands

Year	# of Leases	Expiring SF	% of SF Total	ABR	% of ABR Total	Rent PSF
MTM	21	62	1.3%	$2,269	1.4%	$36.60
2026	104	223	4.7%	7,196	4.4%	$32.27
2027	221	523	11.1%	18,392	11.1%	$35.17
2028	276	761	16.1%	25,100	15.2%	$32.98
2029	214	508	10.7%	17,091	10.4%	$33.64
2030	205	552	11.7%	19,319	11.7%	$35.00
2031	164	419	8.9%	14,026	8.5%	$33.47
2032	130	371	7.8%	13,670	8.3%	$36.85
2033	122	360	7.6%	12,764	7.7%	$35.46
2034	129	361	7.6%	13,803	8.4%	$38.24
2035	100	261	5.5%	10,167	6.2%	$38.95
Thereafter	80	328	6.9%	11,298	6.8%	$34.45
Total	1,766	4,729	100.0%	$165,095	100.0%	$34.91

Note: Before exercise of any lease options; includes ground leases.

Curbline Properties Corp.

Top 25 Tenants

$ and GLA in thousands

	Tenant	Units	Base Rent	% of Total	GLA	% of Total
1	Starbucks	36	$4,152	2.5%	70	1.4%
2	Verizon	20	2,746	1.7%	65	1.3%
3	Inspire Brands (1)	30	2,169	1.3%	59	1.2%
4	JAB Holding (2)	17	2,016	1.2%	52	1.0%
5	Chipotle	17	1,934	1.2%	44	0.9%
6	Somnigroup (Mattress Firm)	12	1,787	1.1%	52	1.0%
7	AT&T	21	1,704	1.0%	48	1.0%
8	Darden (3)	8	1,621	1.0%	54	1.1%
9	JPMorgan Chase	8	1,540	0.9%	34	0.7%
10	T-Mobile	18	1,397	0.8%	37	0.7%
11	AFC Urgent Care	9	1,354	0.8%	44	0.9%
12	Total Wine & More	2	1,345	0.8%	49	1.0%
13	Five Guys	12	1,291	0.8%	29	0.6%
14	Restaurant Brands International (4)	17	1,236	0.7%	39	0.8%
15	FedEx Office	10	1,232	0.7%	37	0.7%
16	Jersey Mike's	21	1,125	0.7%	33	0.7%
17	Cracker Barrel (5)	6	1,083	0.7%	39	0.8%
18	GoTo Foods (6)	13	1,082	0.7%	34	0.7%
19	Chick-Fil-A	6	1,057	0.6%	31	0.6%
20	Self Esteem Brands (7)	12	1,028	0.6%	33	0.7%
21	Brinker (Chili's)	6	1,018	0.6%	34	0.7%
22	First Watch Restaurant Group	6	983	0.6%	27	0.5%
23	Amwins Insurance	3	959	0.6%	14	0.3%
24	Wells Fargo	5	945	0.6%	20	0.4%
25	Nordstrom Rack	1	867	0.5%	31	0.6%
	Top 25 Total	316	$37,671	22.8%	1,009	20.0%
	Total Portfolio		$165,095	100.0%	5,040	100.0%

(1) Dunkin (13) / Jimmy John's (11) / Buffalo Wild Wings (5) / Baskin Robbins (1)
(2) Panera Bread (9) / Einstein Bros. Bagels (6) / Bruegger's Bagels (2)
(3) Longhorn Steakhouse (4) / Olive Garden (3) / Chuy's (1)
(4) Firehouse Subs (11) / Popeye's Chicken (4) / Burger King (2)
(5) Cracker Barrel (3) / Maple Street Biscuit (3)
(6) Moe's Southwest Grill (5) / McAlister's Deli (4) / Jamba Juice (3) / / Schlotzsky's Deli (1)
(7) Orangetheory Fitness (8) / Waxing the City (3) / Base Camp Fitness (1)

Curbline Properties Corp.

Acquisitions

$ and GLA in thousands

	Property Name	MSA	GLA	Price

01/22/26	Village at Research Park	Charlotte-Concord-Gastonia, NC-SC	14	$10,150
01/23/26	Shops at Dublin Commons	Colorado Springs, CO	34	20,500
02/04/26	Canyon Springs Station	Riverside-San Bernardino-Ontario, CA	8	4,890
02/04/26	Corner at Towne Lake	Atlanta-Sandy Springs-Roswell, GA	9	3,950
02/13/26	Cypress Creek Corner	Houston-The Woodlands-Sugar Land, TX	40	27,000
02/13/26	Southbrook Station	Austin-Round Rock, TX	34	25,750
02/20/26	Centennial Place Shops	Milwaukee-Waukesha-West Allis, WI	14	4,950
02/25/26	Augusta Crossing	Chicago-Naperville-Elgin, IL-IN-WI	15	5,900
02/26/26	Spalding Station	Atlanta-Sandy Springs-Roswell, GA	5	3,000
02/26/26	Shops at Avalon Chase	Orlando-Kissimmee-Sanford, FL	11	5,275
03/12/26	Corner at Arapahoe Plaza	Denver-Aurora-Lakewood, CO	8	4,925
03/13/26	Promenade Shoppes at Pine Gardens	Miami-Fort Lauderdale-West Palm Beach, FL	28	12,900
03/17/26	Mission Bend Plaza	Houston-The Woodlands-Sugar Land, TX	6	3,500
03/27/26	Bald Hill Corner	Providence-Warwick, RI-MA	12	9,734
		1Q 2026 Total	238	$142,424

04/07/26	Village at Arbor Lakes	Minneapolis-St. Paul-Bloomington, MN-WI	48	$28,000
04/16/26	Arroyo Ridge Shoppes	Las Vegas-Henderson-Paradise, NV	37	18,000
04/20/26	5-Property Portfolio	Various	91	41,085
04/23/26	Tech Plaza	Athens-Clarke County, GA	12	6,675
		2Q 2026 QTD	188	$93,760

		2026 YTD	426	$236,184

Curbline Properties Corp.

Notable Accounting Policies and Non-GAAP Measures

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income attributable to Curbline (computed in accordance with GAAP), adjusted to exclude (i) gains and losses from disposition of real estate property, which are presented net of taxes, (ii) impairment charges on real estate property, (iii) gains and losses from changes in control and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles net of depreciation allocated to non-controlling interests. The Company’s calculation of FFO is consistent with the definition of FFO provided by NAREIT.

The Company believes that certain charges, income and gains/losses recorded in its operating results are not comparable or reflective of its core operating performance. Operating FFO is useful to investors as the Company removes non-comparable charges, income and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges, income and gains/losses that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains/losses on the early extinguishments of debt, transaction costs and other restructuring type costs, including employee separation costs. The disclosure of these adjustments is regularly requested by users of the Company’s financial statements. The adjustment for these charges, income and gains/losses may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges, income and gains/losses are non-recurring. These charges, income and gains/losses could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs. For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant).

In calculating the expected range for or amount of net income attributable to Curbline to estimate projected FFO and Operating FFO for future periods, the Company does not include a projection of gains and losses from the disposition of real estate property, potential impairments and reserves of real estate property, debt extinguishment costs or transaction costs. Other real estate companies may calculate expected FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

Net Operating Income (“NOI”) and Same-Property Net Operating Income (“SPNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses and excludes depreciation and amortization expense, interest income and expense and corporate level transactions. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and, when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same-property basis, or SPNOI. The Company defines SPNOI as property revenues less property-related expenses, which excludes depreciation and amortization expense, interest income and expense and corporate level transactions, as well as straight-line rental income and reimbursements and expenses, lease termination income, management fee expense and fair market value of leases. SPNOI only includes assets owned for the entirety of both comparable periods. Other real estate companies may calculate NOI and SPNOI in a different manner. The Company believes SPNOI provides investors with additional information regarding the operating performance of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SPNOI is frequently used by the real estate industry, as well as securities analysts, investors and other interested parties, to evaluate the performance of REITs.

SPNOI is not, and is not intended to be, a presentation in accordance with GAAP. SPNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SPNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SPNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SPNOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. SPNOI should not be considered as an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of NOI and SPNOI to its most directly comparable GAAP measure of net income (loss) has been provided herein.

CURB
LISTED
NYSE

INVESTOR RELATIONS

Email: **ir@curbline.com**
Website: **curbline.com**

ADDRESS

Cleveland, OH
3300 Enterprise Pkwy
Beachwood, Ohio 44122

PHONE & FAX

Toll Free: **(833) 610-0761**
Phone: **(216) 755-6200**
eFax: **(216) 274-9711**

CURBLINE PROPERTIES INVESTOR RELATIONS DEPARTMENT e: ir@curbline.com w: curbline.com 320 Park Avenue, 27th Floor, New York, NY 10022; 3300 Enterprise Pkwy Beachwood, OH 44122 tf: 833-610-0761 p:216-755-6200 f:216-274-9711 • NYSE:CURB CURB LISTED NYSE